Exhibit 99.1

iMergent Reports Third Quarter Fiscal 2008 Financial Results

- Reports Total Revenue of $27.6 Million and Net Dollar Volume of Contracts Written of $26.5 Million -

- Generates $4.6 Million in Cash Provided by Operating Activities -

- Repurchased $3.5 Million in Common Stock for the Quarter and $26.1 Million from the Plan’s Inception to Date -

OREM, Utah--(BUSINESS WIRE)--iMergent, Inc., (AMEX:IIG) a leading provider of eCommerce software for small businesses and entrepreneurs, announced financial results for its fiscal third quarter and nine months ended March 31, 2008.

Don Danks, chief executive officer of iMergent, stated, “We are implementing our plan to ensure a long-term viable business that will drive profitable growth, and we are very optimistic about our progress. By March 31, 2008, we met our goal of rolling out StoresOnline™ Express to all of our Preview Sessions. During the fiscal third quarter, we increased close rates from 27 percent last quarter to 29 percent and average selling price from $4,800 last quarter to $5,000. This resulted in sequentially improved financial results: we generated income from operations of $737,000 during the March quarter, improved from the loss from operations of $143,000 during the December quarter; and cash provided by operations grew to $4.6 million during the March quarter, up from $2.0 million during the December quarter. In addition, in April, we were pleased to hold two preview sessions and one workshop in California.”

Fiscal Third Quarter 2008 Compared to 2007

During the three months ended March 31, 2008, the company held 204 workshops, including 10 internationally, compared to 320 workshops, including 91 internationally, in the same quarter of last year.

  Revenues for the third quarter of fiscal 2008 were $27.6 million, compared to $42.6 million for the third quarter of fiscal 2007, reflecting the lower number of workshops.
  Net dollar volume of contracts written was $26.5 million for the quarter, compared to $49.1 million for the third quarter last year.
  Total operating expenses were $26.8 million for the quarter, compared to $36.7 million for the third quarter last year.
  Other income was $2.3 million for the quarter, which included $2.2 million in interest income, compared to $1.7 million of other income for the third quarter last year which included $1.8 million in interest income in the third quarter last year.
  For the three months ended March 31, 2008, net income was $1.7 million, or $0.15 per diluted common share. This compares to net income of $4.7 million, or $0.36 per diluted common share, in the same quarter last year.
  Cash provided by operations was $4.6 million, compared to $6.0 million in 2007.

During the quarter, the company repurchased 328,053 shares of its common stock for $3.5 million. Additionally, from April 1, 2008 through May 5, 2008, the company has repurchased over 112,000 shares for $1.4 million, bringing the total shares purchased since the program’s commencement in August 2006 to over 1,586,000 shares for $26.1 million.

As of March 31, 2008, cash and cash equivalents were $25.2 million; net trade receivables were $39.3 million; working capital was $20.9 million; and working capital excluding deferred revenue was $54.8 million.

Nine Months Ended March 31, 2008 Compared to 2007

During the nine months ended March 31, 2008, the company held 806 workshops, including 119 internationally, compared to 860 workshops, including 194 internationally, during the nine months ended March 31, 2007. Revenues for the nine months ended March 31, 2008 were $98.9 million, compared to $107.3 million for the same period last year. For the nine months ended March 31, 2008, net income was $2.6 million, or $0.22 per diluted common share. Net income for the nine months ended March 31, 2007, was $18.7 million, or $1.45 per diluted common share, and included an income tax benefit of $676,000 resulting from the removal of a valuation allowance against $7.7 million in deferred income tax assets.

Outlook

“We are adjusting our business model to expand our customer base. We realize this will take time. Since we began in September 2007, we have continued execution, met key milestones and posted better financial results each quarter. In fact, throughout our reengineering, management has delivered two quarters of profitability. We are optimistic we will continue that trend in the fourth quarter of 2008. However, in light of the fact the economy has not improved, we are narrowing guidance for revenue and net dollar volume of contracts written from our April goal of $127 million to $140 million, to be in the range of $127 million to $132 million,” Danks concluded.

Conference Call

The company is hosting a conference call today at 1:30 p.m. PT (4:30 p.m. ET). The call will be broadcast live over the Internet at www.imergentinc.com. If you do not have Internet access, the telephone dial-in number is 800-639-0297 for domestic participants and 706-634 -7417 for international participants. Please dial in five to ten minutes prior to the beginning of the call. A telephone replay will be available through May 28, 2008 by dialing 800-642-1687 for domestic callers or 706-645-9291 for international callers and entering access code 43250110.

Safe Harbor Statement

The statements made in this press release regarding iMergent's (1) implementing its plan to ensure a long-term viable business that will drive profitable growth, (2) meeting its goal of rolling out StoresOnline™ Express to all of Preview Sessions, (3) adjusting its business model to expand its customer base, (4) continued execution, meeting key milestones and posting better financial results each quarter, and other statements that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.

Such statements are based on the current expectations and beliefs of the management of iMergent and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, without limitation, the Company's ability to increase the net dollar volume of contracts written; the Company properly estimating customer returns and cash collections on financed contracts; the Company's ability to continue to evaluate and find ancillary products; the Company's ability to offer best solutions to its customers; the Company's ability to maintain a very solid customer base; the Company's ability to have profitable long-term relationships with its customers; that the market for the Company's products will continue to grow; whether regulatory authorities will bring future actions against the Company; the success of StoresOnline (tm) Pro; the viability of the StoresOnline Express model, the ability to increase the number of workshops; the ability to expand operating margins; the fluctuations in the Company's operating results because of negative publicity, seasonality, competition, economic conditions and other factors; the adverse impact of international or domestic regulatory developments affecting the internet or the Company's business; the effect of competitive and economic factors and the Company's reaction to them; possible disruption in commercial activities caused by terrorist activity and armed conflicts; changes in logistics and security arrangements; reduced purchases relative to security expectations; possible disruption in commercial activity as a result of natural disasters or major health concerns including epidemics; continued competitive pressures in the marketplace; the ability of the Company to successfully evolve its products; costs of and developments in the Company's pending litigation and SEC investigation; the Company's ability to generate revenue and profits from current strategic partnerships; the Company's ability to generate positive cash flows from operating activities; the ability to sell receivables; the continued ability of the Company to repurchase its common shares and what effect those transactions may have on cash and liquidity; the Company's ability to expand current markets and develop new markets and establish profitable strategic partnerships; the Company's ability to continue to finance extended payment term arrangement customer contracts; whether there is continual demand for the Company's products and services in its target market of small businesses and entrepreneurs for assistance in establishing websites; that the Company can successfully adjust its product financing policy, and that such adjustments to the policy will not negatively impact business or revenues; that the Company is able to leverage its business; that the Company does improve margins and can continue to improve margins; that new products and initiatives in the pipeline will be implemented; that new products and initiatives, if implemented, will improve the customer base and margins of the Company; that the Company can broaden its training and education programs as well as offer new products and solutions; that if the Company is able to broaden its training and education programs as well as offer new products and solutions that such actions will have a positive impact on the Company, its customers, its customer relationships, its margins or revenues; and, that the growth strategy undertaken by the Company will be successful. For a more detailed discussion of risk factors that may affect iMergent's operations, please refer to the Company's Form 10-K for the year ended June 30, 2007, and the Forms 10-Q for the periods ended September 30, 2007, December 31, 2007 and March 31, 2008. These forward-looking statements speak only as of the date on which such statements are made, and the Company undertakes no obligation to update such forward-looking statements, except as required by law.

About iMergent

iMergent provides eCommerce solutions to entrepreneurs and small businesses enabling them to market and sell their business products or ideas via the Internet. Headquartered in Orem, Utah, the company sells its proprietary StoresOnline software and training services, which help users build successful Internet strategies to market products, accept online orders, analyze marketing performance, and manage pricing and customers. In addition to software, iMergent offers site development, web hosting and marketing products. iMergent typically reaches its target audience through a concentrated direct marketing effort to fill Preview Sessions, in which a StoresOnline expert reviews the product opportunities and costs as well as offers StoresOnline Express for sale. These sessions lead to a follow-up Workshop Conference, where product and technology experts train potential users on the software and sells upgrades to StoresOnline Pro and StoresOnline Platinum. iMergent, Inc. and StoresOnline are trademarks of iMergent, Inc.

Tables to Follow –

iMERGENT, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheet Information
(Dollars in thousands, except per share data)
(unaudited)

	March 31, 2008	June 30, 2007
Assets

Current assets:
Cash and cash equivalents	$25,160	$36,859
Trade receivables, net of allowance for doubtful accounts of $12,123 as of March 31, 2008 and $11,904 as of June 30, 2007	29,708	26,814
Note receivable	822	1,000
Income taxes receivable	-	295
Inventories	556	427
Deferred income tax assets	4,547	6,349
Prepaid expenses and other	8,088	4,156
Total current assets	68,881	75,900

Certificate of deposit	500	500
Available for sale securities	4,154	-
Long-term trade receivables, net of allowance for doubtful accounts of $3,991 as of March 31, 2008 and $5,610 as of June 30, 2007	9,636	12,096
Property and equipment, net	1,836	1,786
Deferred income tax assets	5,654	4,387
Intangible assets	1,067	1,276
Merchant account deposits and other	637	765
Total assets	$92,365	$96,710

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$4,575	$3,174
Accrued expenses and other	8,879	4,749
Income taxes payable	626	1,924
Deferred revenue, current portion	33,867	30,298
Total current liabilities	47,947	40,145

Deferred revenue, net of current portion	10,056	12,157
Other	307	-
Total liabilities	58,310	52,302

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	-	-
Common stock, par value $0.001 per share - authorized 100,000,000 shares; 11,391,022 shares outstanding as of March 31, 2008 and 12,106,707 shares outstanding as of June 30, 2007	11	12
Additional paid-in capital	55,449	68,190
Accumulated deficit	(21,405)	(23,794)
Total stockholders' equity	34,055	44,408

Total Liabilities and Stockholders' Equity	$92,365	$96,710

iMERGENT, INC. AND SUBSIDIARIES
Condensed Consolidated Income Statement Information
(Dollars in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2008	2007	2008	2007

Revenues:
Product and other	$19,125	$35,593	$74,650	$90,728
Commission and other	8,432	7,043	24,286	16,592
Total revenues	27,557	42,636	98,936	107,320

Operating expenses:
Cost of product and other revenues	6,737	12,850	30,722	33,534
Selling and marketing	14,482	19,408	53,678	47,658
General and administrative	5,014	4,102	15,772	11,976
Research and development	587	371	1,580	858
Total operating expenses	26,820	36,731	101,752	94,026

Income (loss) from operations	737	5,905	(2,816)	13,294

Other income (expense):
Interest income	2,168	1,836	6,868	4,831
Interest expense	(1)	-	(1)	(3)
Other income (expense), net	91	(91)	397	(70)
Total other income, net	2,258	1,745	7,264	4,758

Income before income tax benefit	2,995	7,650	4,448	18,052

Income tax benefit (provision)	(1,253)	(2,953)	(1,860)	676

Net income	$1,742	$4,697	$2,588	$18,728

Net income per common share:
Basic	$0.15	$0.38	$0.22	$1.51
Diluted	$0.15	$0.36	$0.22	$1.45
Dividends per common share:
Basic	$0.11	$0.10	$0.33	$0.10
Diluted	$0.11	$0.10	$0.33	$0.10
Weighted average common shares outstanding:
Basic	11,484,336	12,389,854	11,802,766	12,373,728
Diluted	11,672,142	12,952,954	12,001,375	12,911,557

iMERGENT, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flow Information
(Dollars in thousands)
(unaudited)

	Nine Months Ended March 31,
Increase (decrease) in cash and cash equivalents	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,588	$18,728
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	876	440
Expense for stock options issued to employees	1,551	1,710
Expense for stock options issued to consultants	-	34
Changes in assets and liabilities:
Trade receivables	(434)	(14,594)
Inventories	(129)	(56)
Income taxes receivable	295	-
Prepaid expenses and other	(3,932)	(4,511)
Merchant account deposits and other	128	420
Deferred income tax assets	535	(1,115)
Other long-term liabilities	(23)	-
Accounts payable, accrued expenses and other liabilities	5,384	677
Deferred revenue	1,468	11,795
Income taxes payable	(1,298)	495
Net cash provided by operating activities	7,009	14,023

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(517)	(1,522)
Repayment of note receivable	178
Acquistion of available-for-sale securities	(4,154)
Net cash used in investing activities	(4,493)	(1,522)

CASH FLOWS FROM FINANCING ACTIVITIES
Repurchase of common stock	(10,938)	(4,965)
Proceeds from exercise of stock options and related tax benefit	599	1,471
Principal payments on note payable	(5)	(49)
Dividend payments	(3,871)	-
Net cash used in financing activities	(14,215)	(3,543)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(11,699)	8,958

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD	36,859	30,023

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	$25,160	$38,981

NON-GAAP MEASURES

Net Dollar Volume of Contracts Written

Sales of products purchased by customers under extended payment term arrangements are deferred and recognized as revenue as cash payments are received from customers, typically over two years. Furthermore, because of the inconsistency in the number of workshops conducted during the last three business days during each fiscal quarter and due to the fact that revenue is not recognized for sales at workshops conducted during the last three business days of each fiscal quarter, management believes that the Net Dollar Volume of Contracts Written is a relevant metric to understand the operations of the Company. Net Dollar Volume of Contracts Written represents the gross dollar amount of contracts executed during the period less estimates for bad debts, and estimates for customer returns. Net Dollar Volume of Contracts Written is not equivalent to revenue recognized in accordance with US GAAP. In contrast, revenue recognized in accordance with US GAAP represents cash contracts written net of estimated customer returns plus actual cash collections on financed contracts. Actual collections on financed contracts and the amount of customer returns may differ materially from original estimates. However, the Company has several years of experience with the financing arrangements and products and services offered to its customers. Consequently, management believes it has a reasonable basis for its estimates.

Management uses this non-GAAP measure to evaluate the results of the Company’s operations because Net Dollar Volume of Contracts Written is the primary factor that influences cost of revenue and selling and marketing expenses, which are typically recognized at the time the contract is written but no later than the expiration of the customer’s three-day cancellation period. Consequently, management prepares its operating budgets and measures the Company’s operating performance based upon the Net Dollar Volume of Contracts Written during the period.

Certain Costs of Revenue and Selling and Marketing Expenses

The Company recognizes sales commissions and software royalties as costs of revenue at the time the related sales are deemed final, i.e. upon expiration of the customers’ three-day cancellation period in accordance with U.S. GAAP. Additionally, the Company recognizes direct-response advertising costs as selling and marketing expenses in accordance with SOP 93-7 as the related cash sales are recognized as revenues.

The Company conducted 12 workshops during the last three business days of March 2008. Consequently, $824,000 of cash sales were deferred and recognized in April 2008. Additionally, the related costs of revenue totaling $173,000 and the related selling and marketing expenses totaling $414,000 were recognized in April 2008. No workshops were conducted during the last three business days of December 2007.

The Company conducted 23 workshops during the last three business days of March 2007. Consequently, $2,258,000 of cash sales were deferred and recognized in April 2007. Additionally, the related costs of revenue totaling $395,000 and the related selling and marketing expenses totaling $547,000 were recognized in April 2007. No workshops were conducted during the last three business days of December 2006.

The Company conducted 13 workshops during the last three business days of June 2007. Consequently, $804,000 of cash sales were deferred and recognized in July 2007. Additionally, the related costs of revenue totaling $167,000 and the related selling and marketing expenses totaling $386,000 were recognized in July 2007.

The Company conducted 2 workshops during the last three business days of June 2006. Consequently, $54,000 of cash sales were deferred and recognized in July 2006. Related costs of revenue and selling and marketing expense were not significant for these two events.

	Three Months Ended March 31,
	2008	2007
	(in thousands)
Deferred revenue, beginning of period	$44,944	$34,125
Add: Cash product sales during the last three business days of March	824	2,258
Remaining net change in deferred revenue	(1,845)	4,169
Deferred revenue, end of period	$43,923	$40,552

	2008	2007
Total revenue recognized in financial statements in accordance with US GAAP	$27,557	$42,636
Add: Cash product sales during the last three business days of March	824	2,258
Remaining net change in deferred revenue	(1,845)	4,169
Net Dollar Volume of Contracts Written, non-GAAP	$26,536	$49,063

	Nine Months Ended March 31,
	2008	2007
	(in thousands)
Deferred revenue, beginning of period	$42,455	$28,757
Less: Cash product sales during the last three business days of June	(804)	(54)
Add: Cash product sales during the last three business days of March	824	2,258
Remaining net change in deferred revenue	1,448	9,591
Deferred revenue, end of period	$43,923	$40,552

	2008	2007
Total revenue recognized in financial statements in accordance with US GAAP	$98,936	$107,320
Less: Cash product sales during the last three business days of June	(804)	(54)
Add: Cash product sales during the last three business days of March	824	2,258
Remaining net change in deferred revenue	1,448	9,591
Net Dollar Volume of Contracts Written, non-GAAP	$100,404	$119,115

CONTACT:
iMergent, Inc.
Robert Lewis, CFO, 801-431-4695
investor_relations@imergentinc.com
or
Lippert/Heilshorn & Associates
Kirsten Chapman, 415-433-3777 (Investor Relations)
kchapman@lhai.com